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                                  EXHIBIT 99.1
                                  ------------
     IVIVI TECHNOLOGIES REPORTS SECOND QUARTER FISCAL 2009 FINANCIAL RESULTS

MONTVALE, NJ - NOVEMBER 19, 2008 - Ivivi Technologies, Inc. (NASDAQ:IVVI), a leader in non-invasive, electroceutical(R) therapy systems designed to target and enhance the body's anti-inflammatory response, today announced financial results for the second quarter of fiscal 2009 ended September 30, 2008.

For the three month period ended September 30, 2008, Ivivi reported total revenue of $588,227, an increase of $362,495, or 161%, from $225,732 reported for the three month period ended September 30, 2007. The increase in revenues was primarily driven by an increase in direct sales partially offset by a slight decrease in rental revenue.

Direct sales, which represent products sold into medical facilities, increased to $409,060 during the second quarter of fiscal 2009 from $33,559 in the prior year period. This was due to an increase in the number of units sold as a result of a new customer adding our product to its facilities. Rental revenue related to the wound care market decreased 7% during the second quarter to $163,542 from $176,548 in the second quarter of fiscal 2008. Revenue from licensing sales and fees related to the amortization of milestone payments was $15,625 in the quarter, equal to the $15,625 recorded in the second quarter of fiscal 2008.

On November 19, 2008, Allergan and Ivivi entered into mutual termination agreement to end the Allergan contract with respect to the distribution of the Company's products. As a result, the Company has accrued $450,000 to be paid to Allergan and will receive all inventory currently on hand at Allergan. Net of deferred revenue and expenses relating to the Allegan contract and the value of the inventory we expect to receive, the Company has recorded a loss on the settlement of the Allergan contract of $92,423 during the quarter ended September 30, 2008.

The Company had a net loss of $2,178,150, or $0.20 per share, for the three month period ended September 30, 2008 as compared to a net loss of $1,807,065, or $0.19 per share, in the year ago period.

For the six month period ended September 30, 2008, Ivivi Technologies reported total revenue of $971,423, an increase of $284,692, or 41%, from $686,731 reported in the six month period ended September 30, 2007.

Direct unit sales increased 59% to $508,109 from $319,959 in the year ago period while rentals were $332,278 compared to $335,522. The Company also recorded licensing sales and fees of $131,036 in the most recent six month period, which

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IVIVI TECHNOLOGIES, INC.
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included $94,277 of licensee sales related to initial product shipments to
Allergan, royalty revenue of $5,509 and license fee revenue of $31,250. The Company had a net loss of $4,380,465, or $0.41 per share, for the six month period ended September 30, 2008 compared to a net loss of $3,219,673, or $0.34 per share, for the six month period ended September 30, 2007.

On September 30, 2008, Ivivi Technologies had cash and cash equivalents of approximately $2.9 million, no outstanding long term debt and 10,766,930 common shares outstanding. The Company's fiscal second quarter financials have been prepared on a going concern basis. The Company's ability to continue as a going concern is dependent on its ability to raise additional funds to finance operations through the issuance of its securities, debt financings, licensing arrangements, joint ventures, or other transactions.

"As we have stated previously, we intend to focus our resources and resources from future financings primarily on the cardiovascular disease marketplace, where we believe we have the greatest potential return on investment," commented Steven Gluckstern, Chairman, President and Chief Executive Officer. "During the quarter, we entered into a commitment with Stanford University to conduct research to establish clear dose and response curves as well as dosing regimens for the use of our targeted pulsed electromagnetic field (tPEMF(TM)) device in the potential treatment of ischemia, microvascular disease and angina. We submitted the results of our successful Cleveland Clinic cardiac study to the American College of Cardiology for their March 2009 Conference and Symposium and look forward to hearing about its potential for acceptance. Additionally, subject to financing, we expect to initiate new angiogenesis based research studies in both large animals and humans in 2009.

"We believe our tPEMF(TM) technology is poised to gain additional traction in a number of markets in the coming months and years. First, we look forward to the resolution of our 510(k) issue with the FDA. As we reported in October, the FDA has reopened our 510(k) submission, which covers the SofPulse M-10, Roma(3) and Torino II tPEMF(TM) products, for an additional round of review in response to the Company's appeal of the FDA's "Not Substantially Equivalent" (NSE) decision. We believe the reopening of the 510(k) overrides and supersedes the prior NSE decision. We have submitted animal and other supplemental data requested by the FDA and currently anticipate a final resolution before the end of calendar 2008. If the new 510(k) is approved, it should be beneficial to the future marketing of our products in the wound care space and also in the field of plastic and reconstructive surgery."

Mr. Gluckstern concluded, "These are difficult times, but nonetheless we are committed to doing what is necessary to realize the full potential of this highly effective electrotherapeutic treatment modality. We have reduced

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IVIVI TECHNOLOGIES, INC.
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headcount, particularly in sales and marketing, and we are focused on finding strategic licensing partners in our existing and future distribution channels of wound care, plastic and reconstructive surgery and chronic pain and osteoarthritis. To this end, we recently signed a non-binding term sheet with RecoverCare, LLC, a nationwide leader in the chronic wound care field, for the exclusive right to distribute, sell and rent our products into long term acute care hospitals and VA facilities in the U.S. We are hopeful these markets will be able to, over time, generate sufficient revenue to cover a portion of our corporate costs and allow us to focus on the significant opportunity to impact the future treatment of cardiovascular disease."


ABOUT IVIVI TECHNOLOGIES, INC.
Based in Montvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform, with a primary focus on developing treatments for cardiovascular disease. Ivivi's research and development activities are focused specifically on targeted pulsed electromagnetic field, or tPEMF(TM), technology, which, by creating a therapeutic electrical current in injured soft tissue, is believed to modulate biochemical and physiological healing processes to help reduce related pain and inflammation. The Company's most recent clinical studies have shown reductions in anginal pain and increases in blood flow to the heart in certain cardiac patients; however, additional studies will be focused in this area. The Company also expects to seek strategic partners to pursue other markets, such as osteoarthritis, neurology and other inflammatory-related conditions if FDA marketing approvals or clearances can be achieved in these areas.


FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to our future studies, FDA approval, potential markets and capital requirements. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the

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IVIVI TECHNOLOGIES, INC.
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regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's From 10-KSB for the fiscal year ended March 31, 2008. The Company assumes no obligation to update the information contained in this press release.


INVESTOR RELATIONS CONTACT:
---------------------------
Cameron Associates
Alison Ziegler or Lester Rosenkrantz;
212-554-5469
Alison@cameronassoc.com



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IVIVI TECHNOLOGIES, INC.
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
                                    IVIVI TECHNOLOGIES, INC.
                                    STATEMENTS OF OPERATIONS

                                                Three Months Ended              Six Months Ended
                                                  September 30,                   September 30,
                                                   (unaudited)                     (unaudited)
                                          ----------------------------    ----------------------------
                                              2008            2007            2008            2007
                                          ------------    ------------    ------------    ------------
Revenues:
  Rentals                                      163,542         176,548    $    332,278    $    335,522
  Licensing sales and fees                      15,625          15,625         131,036          31,250
  Direct sales                                 409,060          33,559         508,109         319,959
                                          ------------    ------------    ------------    ------------
                                               588,227         225,732         971,423         686,731
                                          ------------    ------------    ------------    ------------

Costs and expenses:
  Cost of rentals                               11,566           6,698          21,780          29,844
  Cost of licensing sales                           --              --         129,770              --
  Cost of direct sales                          56,146           9,036          68,406          81,966
  Research and development                     505,027         609,947       1,036,095       1,098,699
  Sales and marketing                          697,064         640,331       1,374,286       1,152,238
  General and administrative                 1,433,957         834,913       2,704,094       1,693,170
                                          ------------    ------------    ------------    ------------
                                             2,703,760       2,100,925       5,334,431       4,055,917
                                          ------------    ------------    ------------    ------------
Loss from operations                        (2,115,533)     (1,875,193)     (4,363,008)      (3,369,186)
Loss on settlement of Allergan contract        (92,423)             --         (92,423)             --
Interest income                                 29,806          68,128          74,966         149,513
                                          ------------    ------------    ------------    ------------

Loss before provision for income taxes      (2,178,150)     (1,807,065)     (4,380,465)     (3,219,673)
Provision for income taxes                          --              --              --              --
                                          ------------    ------------    ------------    ------------
Net loss                                  $ (2,178,150)   $ (1,807,065)   $ (4,380,465)   $ (3,219,673)
                                          ============    ============    ============    ============
Net loss per share, basic and diluted     $      (0.20)   $      (0.19)   $      (0.41)   $      (0.34)
                                          ============    ============    ============    ============
Weighted average shares outstanding         10,733,453       9,597,701      10,724,341       9,589,218
                                          ============    ============    ============    ============


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IVIVI TECHNOLOGIES, INC.
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                            IVIVI TECHNOLOGIES, INC.
                                  BALANCE SHEET

                                                       September 30,     March 31,
                                                           2008            2008
                                                       ------------    ------------
                                                        (unaudited)     (audited)
Current assets:
  Cash and cash equivalents                            $  2,910,993    $  6,600,154
  Accounts receivable, net of allowance for doubtful
    accounts of $10,696 and $34,750, respectively           437,198         319,007
  Inventory                                                 223,226         111,951
  Deposits with affiliate                                   108,697         241,828
  Prepaid expenses and other current assets                  46,882         141,148
                                                       ------------    ------------

Total current assets                                      3,726,996       7,414,088

Property and equipment, net                                 365,175         405,793
Equipment in use and under rental agreements, net           149,063         155,834
Inventory, long-term                                        143,843         115,885
Inventory held by Allergan, Inc.                            142,062              --
Intangible assets, net of accumulated amortization
  of $80,140 and $44,674, respectively                      646,836         615,064
Restricted cash                                              48,963          48,167
                                                       ------------    ------------

Total assets                                           $  5,222,938    $  8,754,831
                                                       ============    ============

Current liabilities:
  Accounts payable and accrued expenses                   1,178,158       1,029,143
  Due to Allergan, Inc.                                     450,000              --
                                                       ------------    ------------
    Total current liabilities                             1,628,158       1,029,143
                                                       ------------    ------------

Deferred revenue                                             35,640         411,458
                                                       ------------    ------------

Stockholders' equity:
  Common stock                                           26,199,461      26,183,516
  Additional paid-in capital                             12,955,617      12,346,187
  Accumulated deficit                                   (35,595,938)    (31,215,473)
                                                       ------------    ------------

Total stockholders' equity                                3,559,140       7,314,230
                                                       ------------    ------------

Total liabilities and stockholders' equity             $  5,222,938    $  8,754,831
                                                       ============    ============
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